Exhibit 99.1

Veoneer Announces Upsizing and Pricing of Concurrent Common Stock and Convertible Senior Notes Offerings

May 23, 2019

Stockholm, Sweden, May 23, 2019: Veoneer, Inc. (NYSE: VNE and SSE: VNE SDB), a pure-play company focused on Advanced Driver Assistance Systems (ADAS) and Automated Driving (AD), announced today the pricing of its concurrent underwritten public offerings of 24 million shares of common stock at a public offering price of $17.50 per share and $180 million aggregate principal amount of its 4.00% convertible senior notes due 2024.

The offerings are expected to result in combined gross proceeds of $600 million, or $690 million if the overallotment options discussed below are exercised in full. This includes (i) expected gross proceeds of $420 million from the common stock offering, or $483 million if the underwriters exercise their overallotment option in full, reflecting an increase from the initially announced offering size for the common stock offering of $350 million (with an initially announced overallotment option size of $52.5 million) and (ii) expected gross proceeds of $180 million from the convertible notes offering, or $207 million if the underwriters exercise their overallotment option in full, reflecting an increase from the initially announced offering size for the convertible notes offering of $150 million (with an initially announced overallotment option size of $22.5 million).

The offerings are expected to close on May 28, 2019, subject to customary closing conditions. Neither offering is contingent on the completion of the other offering.

Veoneer has granted the underwriters of the common stock offering a 30-day option to purchase up to an additional 3.6 million shares of common stock and has granted the underwriters of the notes offering a 30-day option to purchase up to an additional $27 million aggregate principal amount of notes. Each of these options is exercisable solely to cover over-allotments, if any.

Morgan Stanley is acting as lead book-running manager for the common stock offering and the notes offering, and Nordea and SEB are acting as joint bookrunners for each offering.

The conversion rate of the notes will initially be 44.8179 shares of common stock per $1,000 principal amount of notes, equivalent to an initial conversion price of approximately $22.3125 per share of common stock.

The notes will be senior, unsecured obligations of Veoneer, and will bear interest at a fixed rate of 4.00% per year, payable semi-annually in arrears. Veoneer may redeem the notes at par, in whole or in part, at any time on or after June 1, 2022 if the price of Veoneer’s common stock is at least 130% of the conversion price for the notes for a specified measurement period. The notes will mature on June 1, 2024 unless earlier repurchased, redeemed or converted. Prior to March 1, 2024, the notes will be convertible at the option of holders during certain periods, upon satisfaction of certain conditions. Thereafter, the notes will be convertible at the option of holders at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Veoneer will settle conversions of the notes by paying or delivering, as the case may be, cash, shares of its common stock, or a combination of cash and shares of its common stock, at its election.

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A limited portion of the common stock offered in the common stock offering will be delivered to a depositary which will then issue Swedish Depository Receipts, or SDRs, with each SDR representing one share of our common stock. During the offering process and for a certain period thereafter, the ability of holders of common stock to convert their common stock into SDRs has been temporarily suspended. The suspension went into effect as of May 20, 2019. Following the completion of the offering, the Company intends to register a prospectus with the Swedish Financial Supervisory Authority (Sw.Finansinspektionen) (SFSA) and lift the suspension. While this is expected to occur in mid to late June, delays may occur. The Company will cover the deposit fee charged by SEB, but no other fees, for conversion of common stock into SDRs for the 30 day period following the publication of the Swedish prospectus.

Veoneer intends to use the net proceeds from the common stock offering and concurrent convertible notes offering for working capital and other general corporate purposes.

Each offering is being made only by means of a prospectus. Copies of the prospectus related to each offering, when available, may be obtained from Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department.

Registration statements relating to these securities have been filed with and declared effective by the U.S. Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This information is information that Veoneer, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the agency of the VP Investor Relations set out below, at 3:30 am CET on May 23, 2019.

For more information:

Media:

Thomas Jönsson, GVP Communications & IR, tel +46 (0)8 527 762 27

Investors & analysts:

Thomas Jönsson, Communications & IR, tel +46 (0)8 527 762 27

Ray Pekar, Investor Relations, tel +1 (248) 794-4537

Veoneer designs and manufactures products and solutions for active safety, autonomous driving, occupant protection and brake control.

Safe Harbor Statement - This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the consummation of the proposed offerings. All forward-looking statements are based upon Veoneer’s current expectations, various assumptions and/or data available from third

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parties. Veoneer’s expectations and assumptions are expressed in good faith and Veoneer believes there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual results to turn out to be materially different than Veoneer’s expectations. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. Additional risks and uncertainties that could cause the forward-looking statements in this press release to materially differ from actual results are included under the caption “Risk Factors” in Veoneer’s Annual Report on Form 10-K for the year ended December 31, 2018, as supplemented by Veoneer’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019, both of which are available on the SEC website at www.sec.gov. Risks to purchasers of the common stock and the notes are described under the caption “Risk Factors” in the prospectus relating to the applicable offering. For any forward-looking statements contained in this or any other document, Veoneer claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and Veoneer assumes no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

This announcement is not an offer of securities or a solicitation of an offer to buy securities in any jurisdiction where such offer or solicitation would be unlawful. No action has been taken that would permit an offering of the securities or possession or distribution of this announcement in any jurisdiction where action for that purpose is required. Persons into whose possession this announcement comes are required to inform themselves about and to observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction.

In member states of the European Economic Area, including Sweden, no securities are offered to the public and this announcement and any offer made is directed exclusively at qualified investors as defined under the EU Prospectus Directive.

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The underwriters may also sell shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize

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the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. Moreover, as a portion of the shares of common stock offered in the offering may be delivered in the form of SDRs, any of these activities may also be undertaken in the SDRs. The underwriters are not required to engage in these activities and may end any of these activities at any time. These activities may be effected on any securities market, over-the-counter market, stock exchange or otherwise, including on the New York Stock Exchange and (in respect of SDRs) Nasdaq Stockholm, and may be undertaken at any time during the period in which the over-allotment option may be exercised. Morgan Stanley & Co. LLC may undertake, on behalf of the underwriters, certain of these activities by or through its agents or affiliates, including Morgan Stanley & Co. International plc.

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